Exhibit 9.1

August 8, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4(a) of the Form 1-U dated August 8, 2017 of Knightscope, Inc. and we agree with the statements made therein. We have no basis to agree or disagree with the statements made in Item 4(b).

Should you have any questions or concerns, please contact Craig Denlinger at 303-823-3220 or craig@artesiancpa.com.

Sincerely,

/s/ Artesian CPA, LLC
Artesian CPA, LLC

Denver, CO

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com